Exhibit (d)(iii)

TOWERBROOK INVESTORS VI EXECUTIVE FUND, L.P.

TOWERBROOK INVESTORS VI (ONSHORE), L.P.

TOWERBROOK INVESTORS VI (892), L.P.

TOWERBROOK INVESTORS VI (OS), L.P.

TCC OPPORTUNITIES, L.P.

TB EMPIRE OPPORTUNITIES, L.P.

CLAYTON, DUBILIER & RICE FUND XII, L.P.

July 31, 2024

Raven Acquisition Holdings, LLC

c/o TowerBrook Capital Partners L.P.

Park Avenue Tower

65 East 55th Street, 19th Floor

New York, New York 10022

and

Clayton, Dubilier & Rice Fund XII, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Re:	Equity Financing Commitment

Ladies and Gentlemen:

This letter agreement sets forth the commitment of TowerBrook Investors VI Executive Fund, L.P., a limited partnership organized under the laws of the Cayman Islands, TowerBrook Investors VI (Onshore), L.P., a limited partnership organized under the laws of the Cayman Islands, TowerBrook Investors VI (892), L.P., a limited partnership organized under the laws of Alberta, TowerBrook Investors VI (OS), L.P., a limited partnership organized under the laws of Alberta, TCC Opportunities, L.P., an Alberta limited partnership, and TB Empire Opportunities, L.P., a Cayman Islands exempted limited partnership (collectively, the “TowerBrook Investors”), and Clayton, Dubilier & Rice Fund XII, L.P. (the “CD&R Investor” and, together with the TowerBrook Investors, the “Investors” and each an “Investor”), upon the terms and subject to the conditions hereof, to purchase, directly or indirectly, equity securities of Raven Acquisition Holdings, LLC, a Delaware limited liability company (“Parent”). It is contemplated that pursuant to the Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among R1 RCM Inc., a Delaware corporation (the “Company”), Parent and Project Raven Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub will (upon the terms and subject to the conditions set forth therein) merge with and into the Company (the “Merger”), with the Company surviving the Merger and continuing as a wholly-owned subsidiary of Parent (the transactions contemplated by the Merger Agreement, including the Merger, collectively, the “Transaction”). Capitalized terms used but not otherwise defined herein and the term “including” shall have the meanings ascribed to them in the Merger Agreement.

1. Upon the terms and subject to the conditions set forth herein, each Investor, severally and not jointly, agrees that such Investor will purchase (or cause one or more of its Affiliates to purchase), directly or indirectly, at or immediately prior to the Closing, equity securities of Parent (or one or more of its Affiliates who are assigned Parent’s rights and interests under the Merger Agreement) for a purchase price equal to the product of (x) such Investor’s “Pro Rata Percentage” set forth opposite such Investor’s name in Section 8 below multiplied by (y) the Maximum Commitment Amount (as defined below), or such lesser amount, together with the Debt Financing and Cash on Hand, as may be required to fund the payments by Parent due under Sections 2.7, 2.8 and 2.9 of the Merger Agreement (such Investor’s respective commitment, its “Commitment”), solely for the purposes of allowing Parent to fund, or cause to be funded, the payments required to be made by Parent at the Closing pursuant to Sections 2.7, 2.8 and 2.9 of the Merger Agreement and fees and expenses required to be paid by Parent in connection with the Closing, in each case, if and only to the extent required to be funded by Parent on or prior to the Closing pursuant to the Merger Agreement, and not for any other purpose. For purposes of this letter agreement, “Maximum Commitment Amount” means $3,606,938,921.30; and each Investor’s “Investor Maximum Commitment Amount” shall mean the amount set forth opposite such Investor’s name in Section 8 below. The Investors’ and their respective permitted assignees’ obligations to provide equity funding to Parent in connection with the consummation of the Transaction shall in no event exceed in the aggregate the Maximum Commitment Amount, and each Investor’s and its permitted assignees’ obligations to provide equity funding to Parent in connection with the consummation of the Transaction shall in no event exceed in the aggregate such Investor’s Investor Maximum Commitment Amount. No Investor or any of its permitted assignees will have any obligation under this letter agreement to contribute to, purchase equity or debt securities of or otherwise provide funds to Parent, Merger Sub, the Company, any member of the Company Group or any other Person, except as expressly provided herein. Notwithstanding anything to the contrary in this letter agreement, each Investor shall be entitled to assert as a defense to the obligation to fulfill its Commitment hereunder any defense that is or would be available to Parent or Merger Sub under the Merger Agreement (other than any defense (i) arising from the insolvency, bankruptcy or similar proceeding with respect to Parent or Merger Sub, (ii) based on a lack of capacity or lack of authority of Parent or Merger Sub or (iii) based on any limitation to the enforceability or validity of, or the unenforceability or invalidity of, the obligations of Parent or Merger Sub). In the event Parent does not require all of the Commitments to effect the Closing, each Investor’s respective Commitment shall be reduced accordingly and proportionally to such Investor’s Pro Rata Percentage; provided that the Commitments shall not be so reduced unless such reduction occurs immediately prior to and contingent upon the Closing. For purposes of this letter agreement, the term “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and

2. The obligations of each Investor under this letter agreement, including each Investor’s obligation to fund its Commitment, are subject to the following conditions: (a) the execution and delivery of the Merger Agreement by Parent, Merger Sub and the Company, (b) the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement shall have been satisfied in full (and remain satisfied in full as of immediately prior to the Closing, in each case other than those conditions that by their nature can only be satisfied at the Closing, which conditions are capable of being satisfied if the Closing were to occur at such time) or validly waived in accordance with the terms thereof, (c) the full proceeds of the Debt Financing shall have been received by Parent (or an Affiliate thereof, as applicable), or will be received by Parent (or such Affiliate) substantially contemporaneously with the Investors’ funding of their respective Commitments, on the terms and subject to the conditions contemplated by the Debt Commitment Letters, (d) the concurrent funding of each other Investor’s Commitment hereunder (it being understood that no Investor shall be required to fund its Pro Rata Percentage of the Commitment unless each other Investor funds its Pro Rata Percentage of its Commitment in accordance with the terms and conditions set forth herein) and (e) the Merger will be consummated in accordance with the terms of the Merger Agreement substantially contemporaneously with the Investors’ funding of their respective Commitments.

3. This letter agreement and all obligations under this letter agreement shall automatically and immediately terminate and cease to be of any further force or effect without the need for any further action by any Person (at which time the obligations of each Investor hereunder shall be immediately discharged in full) upon the earliest to occur of: (a) the Closing; (b) the valid termination of the Merger Agreement in accordance with its terms; (c) the payment of any Guaranteed Obligation (as defined in the Limited Guarantee) (other than the payment of any reimbursement and indemnification obligations if, when, and as due pursuant to Section 6.5(f) of the Merger Agreement) in accordance with and subject to the terms and conditions of the Limited Guarantee; (d) without limiting the rights of the Company or any member of the Company Group with respect to any Retained Claims (as defined in the Limited Guarantee (as herein defined)), any member of the Company Group filing or asserting in a Legal Proceeding, or directing or consenting to any of its agents, equity holders or Representatives filing or asserting in a Legal Proceeding (i) any claim with respect to the Limited Guarantee against any Guarantor or any Guarantor Affiliate (each as defined in the Limited Guarantee) other than a claim against a Guarantor in respect of a Guaranteed Obligation (as each such term is defined in the Limited Guarantee), or (ii) any claim against any Guarantor or any Guarantor Affiliate in connection with this letter agreement, the Merger Agreement, the transactions contemplated hereby or the Transaction, in each case, other than Retained Claims or in a court other than a Chosen Court, subject in each case to all of the terms, conditions and limitations herein, in the Merger Agreement and in the Limited Guarantee; and (e) the occurrence of any event which, by the terms of the Limited Guarantee, is an event that results in the termination of the Guarantors’ obligations under the Limited Guarantee. A Commitment may not be assigned by an Investor, and no assignment of any rights or obligations hereunder by an Investor shall be permitted, without the prior written consent of the other parties hereto and the Company, which may not be unreasonably withheld, conditioned or delayed (except that an Investor may without consent assign its Commitment or any portion thereof to one or more of its Affiliates, financing sources or other investors, upon the actual funding of such assigned portion of the Commitment to Parent in accordance with this letter agreement solely immediately prior to and contingent upon the Closing); provided that no such assignment shall relieve any Investor of its obligations hereunder to the extent such assignee does not fulfill such obligations. Any purported assignment in violation of the preceding sentence shall be null and void.

4. This letter agreement shall be treated as confidential by all parties hereto as if Section 20 of the Limited Guarantee applied to this letter agreement, mutatis mutandis.

5. The Investors acknowledge that (a) Parent is entitled to specifically enforce the obligations of the Investors to satisfy the Commitment when all of the conditions to funding the Commitment set forth in this letter agreement have been satisfied, and (b) the Company is an express third party beneficiary of this letter agreement solely to the extent that the Company is entitled to (i) in accordance with and subject to the terms of Section 9.10(b) of the Merger Agreement, specific performance of the Investors’ obligations to fund, directly or indirectly, their respective Commitments at the Closing in accordance with the terms and conditions of this letter agreement and as and only to the extent permitted by the Merger Agreement and this letter agreement, (ii) enjoin any assignment without the consent of the Company to the extent such consent is expressly required under Section 3 or any amendment or waiver of this letter agreement without the consent of the Company to the extent such consent is expressly required under Section 10 and, in connection with the foregoing clause (i), the Company has the right to an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent to cause, or to directly cause, each Investor to fund, directly or indirectly, its Commitment in accordance with the terms and conditions of this letter agreement and as and only to the extent permitted by the Merger Agreement and this letter agreement. The Investors accordingly agree, subject in all respects to Section 9.10(b) of the Merger Agreement, not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Investors further agree that the Company shall not be required to post a bond or other security in connection with such order or injunction sought in accordance with the terms of Section 9.10(b) of the Merger Agreement or pursuant to this letter agreement. The Investors acknowledge and agree that (A) Parent is delivering a copy of this letter agreement to the Company and that the Company is relying on the obligations and commitments of the Investors hereunder in connection with the Company’s decision to enter into the Merger Agreement and consummate the Transaction, (B) the availability of the Guaranteed Obligations from the Buyer Parties pursuant to the Merger Agreement and the Guarantors pursuant to the Limited Guarantee (x) is not intended to and does not adequately compensate for the harm that would result from a breach of the Merger Agreement or a breach of any Investor’s obligations to fund its Commitment in accordance with the terms of this letter agreement and (y) so long as the Merger Agreement has not been validly terminated in accordance with its terms, shall not be construed to diminish or otherwise impair in any respect the Company’s right to specific enforcement to cause Parent to cause, or to directly cause, any Investor to fund, directly or indirectly, its Commitment under this letter agreement, and to cause the Buyer Parties to consummate the Transaction pursuant Section 9.10(b) of the Merger Agreement, and (C) the right of specific performance under and in accordance with this letter agreement and Section 9.10(b) of the Merger Agreement is an integral part of the Transaction and without those rights, the Company would not have entered into the Merger Agreement. Other than Parent and, solely for the purposes of exercising its rights set forth in Section 3 hereof and this Section 5 and subject to Section 9.10(a) of the Merger Agreement, the Company, no Person, including the direct or indirect creditors of Parent or the Company, shall have any right to enforce this letter agreement or the Commitments herein or to cause Parent to enforce this letter agreement or the Commitments herein.

6. Notwithstanding anything that may be expressed or implied in this letter agreement, any Transaction Document or any document or instrument delivered in connection herewith or therewith, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, and notwithstanding the fact that an Investor or its general partner (or any permitted assignee hereunder) may be a partnership or limited liability company, by its acceptance of the benefits of this letter agreement, each of Parent and the Company acknowledges and agrees that no Person other than the Investors (or their respective successors or permitted assignees) has any obligations hereunder, and nothing in this letter agreement is intended, nor shall anything herein be construed, to confer upon any Person any remedy, recourse or right of recovery (whether at law, in equity, in contract, in tort or otherwise) against, or contribution from, any Investor Affiliate (as defined below) through any Investor (or its successors or permitted assignees), Parent or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim or other action by or on behalf of any Investor (or its successors or permitted assignees) or Parent against any Investor (or its successors or permitted assignees) or any Investor Affiliate, or otherwise. For purposes of this letter agreement, the term “Investor Affiliate” means, as applied to an Investor, any of the following (other than such Investor) (a) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officers, members, managers, directors, employees, agents, attorneys, controlling Persons, assignees, Representatives, Affiliates or successors of such Investor, (b) Parent and any Subsidiary of Parent, and (c) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officers, members, managers, directors, employees, agents, attorneys, controlling Persons, assignees, Representatives, Affiliates or successors of any of the foregoing.

7. Concurrently with the execution and delivery of this letter agreement, each Investor is executing and delivering to the Company a Limited Guarantee related to certain of Parent’s monetary obligations under the Merger Agreement (the “Limited Guarantee”). The remedies (a) against the Guarantors solely with respect to Retained Claims and Retained Guarantee Claims (as defined in the Limited Guarantee), (b) against Parent solely with respect to Retained Merger Agreement Claims (as defined in the Limited Guarantee) or against the applicable person party to the Support Agreement solely with respect to Retained Support Agreement Claims (as defined in the Limited Guarantee), (c) of specific performance as provided in the Merger Agreement and hereunder (subject to the terms and conditions of the Merger Agreement and this letter agreement), and (d) against the applicable Persons party to the Confidentiality Agreements solely with respect to Retained Confidentiality Agreement Claims (as defined in the Limited Guarantee), shall be the sole and exclusive direct or indirect remedies available to the Company or any member of the Company Group, or any of their respective Affiliates, securityholders, agents or Representatives, against any Guarantor or any Guarantor Affiliate in respect of any liabilities, obligations or damages (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under, or in connection with, this letter agreement, the Merger Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including in the event Parent breaches its obligations under the Merger Agreement, whether or not Parent’s breach is caused by any Investor’s breach of its obligations under this letter agreement or the failure of the Closing to occur. This letter agreement is solely for the benefit of Parent and, as set forth and to the extent provided in Section 5, the Company and is not intended to, nor does it, confer any benefits on, or create any rights or remedies in favor of, any Person other than Parent, the Guarantors, the Investors, the Investor Affiliates and the Company (or their respective successors or permitted assignees). In no event shall any of Parent’s creditors (other than the Company) or any other Person (other than the parties hereto or, to the extent expressly provided herein, the Company) have any right to enforce this letter agreement or to cause Parent to enforce this letter agreement. None of the Company, any member of the Company Group, or any of their respective Affiliates, securityholders, agents or Representatives is permitted or entitled to receive both a grant of specific performance to cause each Investor to fund, directly or indirectly, its Commitment (whether under this letter agreement or the Merger Agreement), on the one hand, and payment of the Guaranteed Obligations (whether under the Limited Guarantee or the Merger Agreement), on the other hand.

8. Each party hereto acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto, and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each Investor under this letter agreement are solely contractual in nature and (c) the determinations of each Investor to enter into this letter agreement, waive or enforce any right of such Investor hereunder or consummate the transactions contemplated hereby were and shall be made independent of such other Investors. Notwithstanding anything to the contrary contained in this letter agreement, the liability of each Investor hereunder shall be several, not joint and several, based upon such Investor’s Pro Rata Percentage. The “Pro Rata Percentage” of each Investor is as set forth below:

	Pro Rata Percentage	Investor Maximum Commitment Amount
TowerBrook Investors VI Executive Fund, L.P.	0.1729%	$6,237,738.00
TowerBrook Investors VI (Onshore), L.P.	3.3914%	$122,326,542.00
TowerBrook Investors VI (892), L.P.	1.8647%	$67,259,556.00
TowerBrook Investors VI (OS), L.P.	1.0584%	$38,176,164.00
TCC Opportunities, L.P.	7.4856%	$270,000,000.00
TB Empire Opportunities, L.P.	0.3133%	$11,300,000.00
Clayton, Dubilier & Rice Fund XII, L.P.	85.7136%	$3,091,638,921.30
TOTAL	100%	$3,606,938,921.30

9. Each Investor represents and warrants to Parent that (a) such Investor (or its successors or permitted assignees) has, and, until the termination of this letter agreement in accordance with its terms, will have, uncalled and legally enforceable capital commitments from limited partners and/or other investors or legally enforceable equity commitments from underlying investors to purchase interests in such Investor, in each case, at least equal to such Investor’s Investor Maximum Commitment Amount, (b) it is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder (subject to and in accordance with the terms hereof), (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable by Parent and, when expressly permitted, the Company in accordance with its terms, subject to the Enforceability Limitations, (d) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary limited partnership action, (e) the execution, delivery and performance of this letter agreement by it does not and will not conflict with, violate the terms of, or result in the acceleration of an obligation under (i) any material contract, commitment or other material instrument to which it is a party or is bound or (ii) its organizational documents or any applicable Law, Order or material contractual restriction binding on such Investor or its assets, (f) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by such Investor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement, in each case, other than other than (i) such reports, schedules, statements, filings, waivers, clearances, approvals or waiting periods contemplated by the Merger Agreement, and (ii) as would not, individually or in the aggregate, prevent or materially impair the ability of such Investor to perform its obligations under this letter agreement, and (g) the payment in full of such Investor’s Commitment will not result in a breach or violation of any applicable concentration limits or similar restrictions applicable to such Investor.

10. This letter agreement may not be amended or otherwise modified without the prior written consent of (a) the parties hereto and (b) the Company (which shall not be unreasonably conditioned, withheld or delayed, other than with respect to any amendment or modification that would adversely affect the Company’s rights set forth in Section 3 hereof or this Section 10 or that would otherwise materially and adversely affect the Company’s rights in respect of the transactions contemplated by the Merger Agreement or its ability to enforce this letter agreement). No waiver by any party hereto of any of its rights hereunder will be effective until such waiver is made in writing by such party. No waiver by any party hereto of any other party’s obligations hereunder shall be enforceable unless such waiver is made in writing and approved by the Company. Any waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the person granting such waiver in any other respect or at any other time. No failure or delay by any person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by nonautomatic means, whether electronic or otherwise), (b) when sent by email if sent prior to 5:00 p.m., New York City time, on a Business Day or, if not, on the next succeeding Business Day (so long as no notice of failure of delivery is received by the sender) or (c) one (1) Business Day after the day sent by an internationally recognized overnight courier marked for overnight delivery, in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party under this Section 11):

If to any of the TowerBrook Investors (addressed in such Investor’s name) or Parent to :

c/o TowerBrook Capital Partners L.P.

Park Avenue Tower

65 East 55th Street, 19th Floor

New York, New York 10022

Attention:  Glenn Miller, Co-Global General Counsel

Email:   [***]

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  Steve A. Cohen

 Victor Goldfeld

Email:   [***]

 [***]

If to the CD&R Investor (addressed in such Investor’s name) or Parent to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention:  Ravi Sachdev

 Adam Karol

Email:   [***]

 [***]

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention:  Kevin Rinker

 Christopher Anthony

 Katherine Durnan Taylor

Email:   [***]

 [***]

 [***]

12. This letter agreement, together with the Merger Agreement (including the exhibits and schedules thereto), the Confidentiality Agreements, the Limited Guarantee, the Support Agreement and the agreements and documents executed and/or delivered pursuant to or in connection herewith or therewith, constitutes the entire agreement, between or among the Investors (and their respective successors or permitted assignees) or any Investor Affiliate, on the one hand, and Parent or any of its Subsidiaries, or any of their respective equity holders, agents or Representatives, on the other hand, with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, between or among the Investors (and their respective successors or permitted assignees) or any Investor Affiliate, on the one hand, and Parent or any of its Subsidiaries, or any of their respective equity holders, agents or Representatives, on the other hand. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto or to the Company; provided, however, that this letter agreement may not be enforced without giving effect to the provisions of Section 8 of this letter agreement or the limits on the amount of the Maximum Commitment or each Investor’s Investor Maximum Commitment Amount. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Investors and Parent (and the Company, to the extent the Company is entitled to consent to an amendment of such term or other provision) shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the Investors, Parent and the Company as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. This letter agreement and all claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

14. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS LETTER AGREEMENT MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS LETTER AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY PERSON AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15. For any claim or cause of action that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, each party hereto (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Court”), (b) agrees that all claims and causes of action shall be heard and determined exclusively in the courts identified in clause (a) of this Section 15, (c) waives any objection to laying venue in any such claim or cause of action in such courts, (d) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any party hereto and (e) agrees that service of process upon such party in any such claim or cause of action shall be effective if such process is given as a notice under Section 11.

16. This letter agreement and any signed agreement or instrument entered into in connection with this letter agreement, and any amendments or waivers hereto or thereto, may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. This letter agreement will become effective when duly executed by each party hereto and delivered to the other parties hereto.

17. This letter agreement and any signed agreement or instrument entered into in connection with this letter agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this letter agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

* * * * * * *

If this letter agreement is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

TOWERBROOK INVESTORS VI EXECUTIVE FUND, L.P.

By: TowerBrook Investors GP VI, L.P.
Its: General Partner

By: TowerBrook Investors, Ltd.
Its: General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Attorney-in-Fact

By:	/s/ Jennifer Glassman
Name: Jennifer Glassman
Title: Attorney-in-Fact

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

TOWERBROOK INVESTORS VI (ONSHORE), L.P.

By: TowerBrook Investors GP VI, L.P.
Its: General Partner

By: TowerBrook Investors, Ltd.
Its: General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Attorney-in-Fact

By:	/s/ Jennifer Glassman
Name: Jennifer Glassman
Title: Attorney-in-Fact

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

TOWERBROOK INVESTORS VI (892), L.P.

By: TowerBrook Investors GP VI (Alberta), L.P.
Its: General Partner

By: TowerBrook Investors, Ltd.
Its: General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Attorney-in-Fact

By:	/s/ Jennifer Glassman
Name: Jennifer Glassman
Title: Attorney-in-Fact

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

TOWERBROOK INVESTORS VI (OS), L.P.

By: TowerBrook Investors GP VI (Alberta), L.P.
Its: General Partner

By: TowerBrook Investors, Ltd.
Its: General Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Attorney-in-Fact

By:	/s/ Jennifer Glassman
Name: Jennifer Glassman
Title: Attorney-in-Fact

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

TB EMPIRE OPPORTUNITIES, L.P.

By: TB Empire Opportunities GP, L.P.
Its: General Partner

By: TowerBrook Investors Ltd.
Its: General Partner

By:	/s/ Neal Moszkowski
Name: Neal Moszkowski
Title: Director

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

TCC OPPORTUNITIES, L.P.

By: TCC Opportunities GP, L.P.
Its: General Partner

By: TowerBrook Investors Ltd.
Its: General Partner

By:	/s/ Neal Moszkowski
Name: Neal Moszkowski
Title: Director

[Signatures Continue]

[Signature Page to Equity Commitment Letter]

CLAYTON, DUBILIER & RICE FUND XII, L.P.

By: CD&R Associates XII, L.P.
Its: General Partner

By: CD&R Investment Associates XII, Ltd.
Its: General Partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Equity Commitment Letter]

Accepted and agreed as of the date set forth above:

RAVEN ACQUISITION HOLDINGS, LLC

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President and Secretary

[Signature Page to Equity Commitment Letter]